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                              AMENDMENT 1 to the

                               AGENCY AGREEMENT

                                   Between

                   GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                                     And

                           OMNI GENERAL AGENCY, INC.


This Amendment made on this 1st day of April 1996, changes the Agency Agreement and the related Exhibit A and Exhibit B entered into by the parties on July 24, 1995, as follows:


1.	Section I., H., is deleted and replaced with the following:

	"H.	Accept applications and to appoint agents and producers on
		behalf of Insurer. MGA is responsible for assuring that the agent or producer appointed is at all times lawfully licensed to transact the type of insurance for which he is appointed and is not serving on Insurer's or MGA's Board of Directors. All contracts made with such agents or producers shall be made directly with MGA. Payment of all commissions paid on policies secured by such agent or producer shall be made directly to the agent or producer by MGA and those agents or producers shall have no claims whatsoever against Insurer for commissions, expenses, costs or otherwise, whether based on tort law, contract law, statutory law (including but not limited to Art. 21.11-1, Texas Insurance Code), a regulation or any other legal or equitable theory. MGA shall be responsible to Insurer and its reinsurers for the fidelity and honesty of its agents or producers and for all funds collected or business done by or entrusted to said agents or producers. MGA shall indemnify and save Insurer and its reinsurers harmless from all losses, claims, demands, expenses, legal fees and court costs, causes of action, damages, judgments and settlements resulting from or growing out of the acts or transactions of its employees or its agents or producers.

		MGA shall be authorized to terminate agents and producers appointed to Insurer for this program only after prior written approval of Insurer.

		Insurer retains the right to reject or terminate any agent or producer appointed by MGA to Insurer or to revoke this appointment and termination authority given MGA by Insurer immediately upon written notice.

		As a result of the authority granted above, MGA shall report,
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		in a form agreeable to Insurer, the appointments and
		terminations of its agents made during each month, as well as the most current, cumulative list of outstanding agent appointments. This report shall be due to Insurer within fifteen (15) days of each monthend."

2.	Exhibit A, Classifications, Amounts and Stipulations is amended by
	replacing the maximum annual premium volume amount of "$20 million" with "$45 million."


The parties agree that this Amendment is effective on April 1, 1996.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate originals by their duly authorized representatives as of the date first mentioned above.


                                       GAINSCO COUNTY MUTUAL
                                       INSURANCE COMPANY


Scott A. Marek                         By: Norman Alberigo
- - -------------------------                  --------------------------------
Witness

4/17/96                                 Title:Vice President
- - -------------------------                     -----------------------------
Date


                                       OMNI GENERAL AGENCY, INC.


Wayne K. Whiten                        By: Joseph John Graziano
- - -------------------------                  --------------------------------
Witness

4/23/96                                	Title:President
- - -------------------------                     -----------------------------
Date